EXHIBIT 99.1

CORRECTION BY SOURCE: Crown Equity Holdings Inc. Announces New Chairman of the Board

DUE TO MULTIPLE REVISIONS, THE FOLLOWING CORRECTS AND REPLACES THE RELEASE THAT WAS ISSUED EARLIER TODAY

LAS VEGAS, NV / June 14, 2024 - Crown Equity Holdings Inc. (OTC PINK:CRWE) is pleased to announce today that Ahmad Moradi has been elected by its Board to serve as Chairman of its Board of Directors.

Mr. Moradi will succeed Mike Zaman who will no longer hold the position as Chairman. However, Mr. Zaman will remain as a Director, and maintain his positions as CEO and President.

"We are very pleased to have Mr. Moradi join our board and look forward to his contributions as our company's Chairman," said Mike Zaman, CEO and President of Crown Equity Holdings, Inc.

Ahmad Moradi is a Serial Entrepreneur in Information Technology (IT). During his career, he has held "C" level executive titles serving over 20 publicly traded companies, offering strategic and specialized solution engineering services. To learn more about Mr. Moradi: https://linktr.ee/netstairs.

The Board will increase its members to Seven (7).

About Crown Equity Holdings, Inc.

Crown Equity Holdings, Inc. is a vertically integrated, global media company which provides powerful solutions to enhance worldwide visibility and universal relevance, enabling companies to achieve accelerated growth and rapid results that spans all the stages of a company's life cycles. Additionally, Crown Equity Holdings, Inc. is developing its CRWE WORLD (www.crweworld.com) and related digital properties into a global online community which will launch, manage, and own select businesses and projects. For more information regarding Crown Equity Holdings, Inc., please visit https://crownequityholdings.com.

FORWARD-LOOKING STATEMENT

This news release contains "forward-looking statements" as that term is defined in Section 27A of the United States Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Statements in this press release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Such forward-looking statements include, among other things, the development, costs, and results of new business opportunities. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainties associated with new business opportunities and development stage companies. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that any beliefs, plans, expectations, and intentions contained in this press release are reasonable, there can be no assurance that any such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in our annual report on Form 10-K for the most recent fiscal year, our quarterly reports on Form 10-Q, and other periodic reports filed from time-to-time with the Securities and Exchange Commission. These factors include but are not limited to those described under "Risk Factors" in Crown Equity Holdings' registration statement referred to above. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in the registration statement. Crown Equity Holdings undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

Contact:

Mike Zaman, President/CEO

702-683-8946

info@crownequityholdings.com

SOURCE: Crown Equity Holdings, Inc.

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